EXHIBIT 23.3

                          CONSENT OF SHERMAN A. DRUSIN




         The undersigned consents to the reference to him under the caption "Management" in the Registration Statement (Form SB-2), Registration No. 333-17767, and related Prospectus of Niche Pharmaceuticals, Inc. (the "Company") covering the registration of 1,725,000 of the Company's Common
 Shares and 130,000 of the Company's Warrants.




Melville, New York
January 28, 1997



                                              /s/ Sherman A. Drusin
                                             SHERMAN A. DRUSIN